Exhibit 99.1

Eclipsys Releases Financial Results for Quarter Ended March 31, 2008

ATLANTA--(BUSINESS WIRE)--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today released results for the quarter ended March 31, 2008.

First-Quarter Results

Revenues for the quarter ended March 31, 2008 were $124.4 million, compared with revenues of $113.0 million for the quarter ended March 31, 2007, an increase of 10 percent.

Non-GAAP net income for the quarter was $8.1 million, or $0.15 per diluted share, compared to non-GAAP net income of $6.2 million, or $0.12 per diluted share for the first quarter in 2007. This represents a 25 percent growth in non-GAAP EPS year over year. Non-GAAP net income excludes stock-based compensation expense and certain other items incurred in the quarter that the company does not consider to be indicative of its ongoing business. Non-GAAP net income for the first quarter of 2008 excludes stock-based compensation expense of $3.3 million, or $0.06 per diluted share, as well as the following items:

  Costs of $1.7 million, or $0.03 per diluted share associated with the relocation of the corporate headquarters from Boca Raton, FL to Atlanta, GA.
  Costs of $2.0 million, or $0.04 per diluted share, associated with the defense and anticipated settlement of the derivative litigation, which was filed in July 2007 following completion of the voluntary stock option review, and which was tentatively settled in March 2008, subject to court approval.
  A charge of $1.3 million or $0.02 per diluted share for a write-off of in-process research and development and amortization of intangible assets associated with the acquisition of EPSi, which was completed in February 2008.
  Additional gain of $2.0 million, or $0.04 per diluted share, resulting from completion of post-closing milestones associated with the sale of the Clinical Practice Model Resource Center business, which was completed in December 2007.
  A charge of $1.5 million or $0.03 per diluted share resulting from a change in the company’s estimate for uncertainties in income taxes.

On a GAAP basis, the net income for the first quarter of 2008 was $290 thousand, or $0.01 per share on a diluted basis, compared to net income of $2.4 million, or $0.04 per share on a diluted basis in the first-quarter of 2007. This year-over-year decline in net income on a GAAP basis is attributable to the costs above, which significantly exceeded costs excluded from non-GAAP net income for the first quarter of 2007.

The company’s operating cash flows for the first quarter of 2008 were $6.9 million, a decrease of $3.4 million compared to the first quarter of 2007. Eclipsys ended the quarter with $65.2 million in cash and marketable securities, as well as $112.0 million in auction rate securities that were previously classified as marketable securities and have been reclassified as long-term investments.

The following table summarizes (unaudited) select financial data:

	In thousands, except per share data

	Three months ended March 31,
	(unaudited)
	2008	2007	$ Change	% Change
Revenues	$124,380	$113,030	$11,350	10.0%

GAAP Results:
Net income	$290	$2,401	($2,111)	-87.9%
Earnings per common share, diluted	$0.01	$0.04	($0.03)	-75.0%

Non-GAAP Results:
Net income*	$8,115	$6,171	$1,944	31.5%
Earnings per common share, diluted*	$0.15	$0.12	$0.03	25.0%

*A reconciliation of GAAP to non-GAAP results is included in the attached table.

“Eclipsys built on our success in 2007 to start 2008 with positive results. While we are pleased with our execution during the first quarter, we are also well positioned for the future as we leveraged our presence at the Healthcare Information and Management Systems Society (HIMSS) Annual Conference & Exhibition to significantly grow our sales pipeline,” said R. Andrew Eckert, Eclipsys president and chief executive officer. “We are also excited about the completion of the EPSi acquisition in the first quarter, as our sales force now has a ’Best in KLAS’ solution that addresses critical market requirements to sell into our existing client base as well as to prospects.”

Investor Teleconference May 6

Eclipsys senior executives will discuss the results on a teleconference for investors scheduled for 8:30 a.m. Eastern time on May 6, 2008. Persons interested in participating in the teleconference should call (800) 398-9402 around 15 minutes before the conference is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software. An audio replay will be available at www.eclipsys.com approximately 2 hours after the completion of the call on May 6.

Non-GAAP Measures

The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the company has provided net income and earnings per share information on a non-GAAP basis: (i) for the three month period ended March 31, 2008 to exclude stock-based compensation expenses, costs related to the company’s derivative litigation, corporate restructuring and relocation charges, charges associated with the acquisition of EPSi, a gain associated with the sale of the CPMRC assets and a charge related to a change in estimate of income taxes; and (ii) for the three month period ended March 31, 2007 to exclude stock-based compensation expenses and costs related to the company’s voluntary stock option review. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Internally, management uses this non-GAAP information for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the expenses related to the company’s voluntary stock option review and related derivative litigation, corporate restructuring and relocation charges, charges associated with the acquisition of EPSi, a gain associated with the sale of the CPMRC assets and a charge related to a change in estimate for income taxes in presenting non-GAAP earnings derives from the fact that episodic charges of this kind make it more difficult to compare operating results of different periods, not all of which include such expenses and charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the expenses related to the company’s other non-GAAP adjustments may mask actual and expected future cash expenditures associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures.

Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these charges and with results of other companies on a more consistent basis. For example, omitting the stock-based compensation expense facilitates review by the majority of the company’s analysts, who model the company’s earnings excluding stock-based compensation charges.

The company has provided reconciling information in the attachment to this release.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and access management software, clinical content and professional services that help healthcare organizations improve clinical, financial, operational and client satisfaction outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Special Note

Statements in this news release or the investor call referenced herein concerning the company’s sales, marketing and operational initiatives; future financial results, operating performance, and development efforts; and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys Corporation
Non-GAAP Income Statements
(in thousands, except per share amounts)

	Non-GAAP	Non-GAAP
	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007	$ Change	% Change

Revenues:
Systems and services	$119,138	$109,183	$9,955	9.1%
Hardware	5,242	3,847	1,395	36.3%
Total revenues	124,380	113,030	11,350	10.0%

Cost and expenses:
Costs of systems and services	65,659	63,417	2,242	3.5%
Costs of hardware	4,336	2,914	1,422	48.8%
Sales and marketing	19,326	17,448	1,878	10.8%
Research and development	16,693	13,729	2,964	21.6%
General and administrative	7,827	6,407	1,420	22.2%
Depreciation and amortization	4,342	4,439	(97)	-2.2%
In-process research and development charge	-	-	-	* N/M
Total costs and expenses	118,183	108,354	9,829	9.1%

Income (loss) from operations	6,197	4,676	1,521	32.5%
Gain (loss) on sale of assets	33	-	33	* N/M
Interest income, net	2,119	1,514	605	40.0%
Income (loss) before income taxes	8,349	6,190	2,159	34.9%
Provision for income taxes	234	19	215	* N/M
Net income (loss)	$8,115	$6,171	$1,944	31.5%
Net income (loss) per share:
Basic net income (loss) per common share	$0.15	$0.12	$0.03	25.0%
Diluted net income (loss) per common share	$0.15	$0.12	$0.03	25.0%
Weighted average common shares outstanding:
Basic	53,548	52,328
Diluted	54,632	53,544

* Not Meaningful

Eclipsys Corporation
GAAP Income Statements (Unaudited)
(in thousands, except per share amounts)

	GAAP	GAAP
	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007	$ Change	% Change

Revenues:
Systems and services	$119,138	$109,183	$9,955	9.1%
Hardware	5,242	3,847	1,395	36.3%
Total revenues	124,380	113,030	11,350	10.0%

Cost and expenses:
Costs of systems and services	67,560	64,493	3,067	4.8%
Costs of hardware	4,336	2,914	1,422	48.8%
Sales and marketing	20,871	18,418	2,453	13.3%
Research and development	17,154	14,258	2,896	20.3%
General and administrative	10,962	7,602	3,360	44.2%
Depreciation and amortization	4,766	4,439	327	7.4%
In-process research and development charge	850	-	850	* N/M
Total costs and expenses	126,499	112,124	14,375	12.8%

Income (loss) from operations	(2,119)	906	(3,025)	-333.9%
Gain/(loss) on sale of assets	2,064	-	2,064	* N/M
Interest income, net	2,119	1,514	605	40.0%
Income (loss) before income taxes	2,064	2,420	(356)	-14.7%
Provision for income taxes	1,774	19	1,755	* N/M
Net income (loss)	$290	$2,401	$(2,111)	-87.9%
Net income (loss) per share:
Basic net income (loss) per common share	$0.01	$0.05	$(0.04)	-80.0%
Diluted net income (loss) per common share	$0.01	$0.04	$(0.03)	-75.0%
Weighted average common shares outstanding:
Basic	53,548	52,328
Diluted	54,632	53,544

* Not Meaningful

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash	$46,198	$22,510
Marketable securities	19,029	168,925
Accounts receivable, net of allowance for doubtful accounts of $4,576 and $4,240, respectively	101,134	99,260
Prepaid expenses	31,910	27,289
Deferred tax asset	7,524	7,524
Other current assets	5,393	1,759
Total current assets	211,188	327,267

Long-term investments	112,039	-
Property and equipment, net	49,062	45,657
Capitalized software development costs, net	36,308	38,206
Acquired technology, net	13,453	594
Intangible assets, net	6,590	1,376
Deferred tax asset	31,187	31,187
Goodwill	40,288	7,772
Other assets	12,285	13,374
Total assets	$512,400	$465,433

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$103,441	$105,115
Accounts payable	19,594	11,679
Accrued compensation costs	20,236	24,473
Notes payable	45,000	-
Deferred tax liability	1,845	1,777
Other current liabilities	19,567	19,381
Total current liabilities	209,683	162,425

Deferred revenue	7,632	9,860
Deferred tax liability	31,235	31,235
Other long-term liabilities	6,240	3,899
Total liabilities	254,790	207,419

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 54,325,760 and 53,806,742, respectively	543	538
Additional paid-in capital	524,154	519,112
Accumulated deficit	(263,928)	(264,218)
Accumulated other comprehensive income	(3,159)	2,582
Total stockholders’ equity	257,610	258,014
Total liabilities and stockholders’ equity	$512,400	$465,433

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2008	2007

Operating activities:
Net income	$290	$2,401
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	10,188	9,671
Provision for bad debt	950	450
In-process research and development charge	850
Deferred income taxes	68	19
Gain on sale of marketable securities	-	(23)
Stock compensation expense	3,347	2,760
Gain on sale of assets	(2,064)	-
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(2,092)	3,696
Prepaid expenses and other current assets	(6,000)	(5,616)
Inventory	-	825
Other assets	534	653
Deferred revenue	(3,351)	(2,223)
Accrued compensation	(4,537)	5,479
Accounts payable and other current liabilities	5,952	(7,768)
Long-term liabilities	2,343	19
Other reconciling items	427	-
Total adjustments	6,615	7,942
Net cash provided by operating activities	6,905	10,343
Investing activities:
Purchases of property and equipment	(6,940)	(2,771)
Purchase of marketable securities	(102,000)	(25,744)
Proceeds from sales of marketable securities	134,791	18,060
Proceeds from sale of assets	698	-
Capitalized software development costs	(2,923)	(4,379)
Earnout out on disposition	400	-
Cash paid for acquisitions, net of cash acquired	(53,634)	-
Net cash used in investing activities	(29,608)	(14,834)
Financing activities:
Proceeds from stock options exercised	1,486	4,131
Proceeds from employee stock purchase plan	169	-
Proceeds from secured financing	45,000	-
Net cash provided by financing activities	46,655	4,131

Effect of exchange rates on cash and cash equivalents	(264)	2
Net increase (decrease) in cash and cash equivalents	23,688	(358)
Cash and cash equivalents — beginning of period	22,510	41,264
Cash and cash equivalents — end of period	$46,198	$40,906

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP							Non-GAAP
	Three Months Ended March 31, 2008 (Unaudited)	Stock-based comp expense (1)	Derivative Litigation (2)	EPSI (3)	Gain on sale of assets (4)	Headquarter Relocation (5)	Tax Provision (6)	Three Months Ended March 31, 2008

Revenues:
Systems and services	$119,138	$-	$-	$-	$-	$-	$-	$119,138
Hardware	5,242	-	-	-	-	-	-	5,242
Total revenues	124,380	-	-	-	-	-	-	124,380

Cost and expenses:
Costs of systems and services	67,560	(1,608)				(293)		65,659
Costs of hardware	4,336	-						4,336
Sales and marketing	20,871	(1,097)				(448)		19,326
Research and development	17,154	(302)				(159)		16,693
General and administrative	10,962	(341)	(2,011)			(783)		7,827
Depreciation and amortization	4,766	-	-	(424)	-	-	-	4,342
In-process research and development charge	850			(850)				-
Total costs and expenses	126,499	(3,348)	(2,011)	(1,274)	-	(1,683)	-	118,183

Income (loss) from operations	(2,119)	3,348	2,011	1,274	-	1,683	-	6,197
Gain/(loss) on sale of assets	2,064				(2,031)			33
Interest income, net	2,119	-	-	-	-	-	-	2,119
Income (loss) before income taxes	2,064	3,348	2,011	1,274	(2,031)	1,683	-	8,349
Provision for income taxes	1,774	-	-	-	-		(1,540)	234
Net income (loss)	$290	$3,348	$2,011	$1,274	$(2,031)	$1,683	$1,540	$8,115
Net income (loss) per share:
Basic net income (loss) per common share	$0.01	$0.06	$0.04	$0.02	$(0.04)	$0.03	$0.03	$0.15
Diluted net income (loss) per common share	$0.01	$0.06	$0.04	$0.02	$(0.04)	$0.03	$0.03	$0.15
Weighted average common shares outstanding:
Basic	53,548	53,548	53,548	53,548	53,548	53,548	53,548	53,548
Diluted	54,632	54,632	54,632	54,632	54,632	54,632	54,632	54,632

1	Represents stock-based compensation expense.

2	These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and are related primarily to legal fees associated with the subsequent derivative litigation.

3	We completed our acquisition of Enterprise Performance Systems, Inc. ("EPSi") in February 2008. These amounts relate to a charge of $850 for a write off of in-process research and development and amortization of intangible assets recorded as part of the purchase price allocation.

4	This gain was recorded in conjunction with contingent consideration earned related to the sale of CPM Resource Center Assets to Elsevier Inc. that was completed in the fourth quarter of 2007.

5	This charge was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

6	FASB Interpretation 48 "Accounting for Uncertainty in Income Taxes" clarifies the criteria for recognizing income tax benefits. This charge was recorded as a result of our review of uncertain state tax positions.

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amouts)

	GAAP			Non-GAAP
	Three Months Ended March 31, 2007 (Unaudited)	Stock-based comp expense (1)	Voluntary Stock Option review (2)	Three Months Ended March 31, 2007

Revenues:
Systems and services	$109,183	$-	$-	$109,183
Hardware	3,847	-	-	3,847
Total revenues	113,030	-	-	113,030

Cost and expenses:
Costs of systems and services	64,493	(1,076)		63,417
Costs of hardware	2,914	-		2,914
Sales and marketing	18,418	(970)		17,448
Research and development	14,258	(529)		13,729
General and administrative	7,602	(185)	(1,010)	6,407
Depreciation and amortization	4,439	-	-	4,439
In-process research and development charge	-	-	-	-
Total costs and expenses	112,124	(2,760)	(1,010)	108,354

Income (loss) from operations	906	2,760	1,010	4,676
Gain/(loss) on sale of assets	-	-	-	-
Other income	-	-	-	-
Interest income, net	1,514	-	-	1,514
Income (loss) before income taxes	2,420	2,760	1,010	6,190
Provision for income taxes	19	-	-	19
Net income (loss)	$2,401	$2,760	$1,010	$6,171
Net income (loss) per share:
Basic net income (loss) per common share	$0.05	$0.05	$0.02	$0.12
Diluted net income (loss) per common share	$0.04	$0.05	$0.02	$0.12
Weighted average common shares outstanding:
Basic	52,328	52,328	52,328	52,328
Diluted	53,544	53,544	53,544	53,544

1	Represents stock-based compensation expense.

2

These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and relate to legal and professional fees for analysis completed to conduct the review. These fees were not excluded from the previously announced non-GAAP net income of $5.2 million or $0.10 of earnings per diluted share for the first quarter 2007.

CONTACT:
Eclipsys
Jason Cigarran
Director, Investor Relations
404-847-5965
jason.cigarran@eclipsys.com
or
Robert J. Colletti
Chief Financial Officer
404-847-5975
investor.relations@eclipsys.com